EXHIBIT 10.1

SECOND AMENDMENT TO THE

THE FEDERAL HOME LOAN BANK OF BOSTON

THRIFT BENEFIT EQUALIZATION PLAN

(Effective July 1, 2010)

WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Thrift Benefit Equalization Plan (the “Thrift BEP”), effective January 1, 2009; and

WHEREAS, Section 8.11 of the Thrift BEP reserves to the Board of Directors of the Bank the right to amend the Thrift BEP from time to time, in whole or in part; and

WHEREAS, the Bank desires to amend the Thrift BEP to provide the Personnel Committee with the flexibility to offer a participant the maximum match under the Thrift BEP, regardless of the participant’s actual years of service but not to exceed the maximum match rate available under the Qualified Plan.

NOW, THEREFORE, IT IS RESOLVED, subject to regulatory review, if required, that the Thrift BEP is amended effective July 1, 2010 to add the following as Section 4.1.5 (the following, the “Amendment”):

Notwithstanding the foregoing, a Participant’s rate of Matching Contribution may be modified from time to time in an offer letter or employment agreement approved by the Committee and accepted by the Participant, or other writing specifically approved by the Committee and making specific reference to the Plan; provided, however, that the maximum rate of Matching Contribution under the Plan shall not exceed the maximum rate of Matching Contribution available to any participant under the terms of the Qualified Plan.

IT IS FURTHER RESOLVED, that should any regulatory review be required and result, within four weeks of the board’s submission to the regulator, if required, in the disapproval or required modification(s) to the Amendment, then the foregoing resolution shall be void ab initio.

IN WITNESS WHEREOF, the undersigned hereby certifies that the foregoing amendment was duly adopted at a meeting of the Board of Directors of the Bank on June 18, 2010.

Executed this 24th day of June, 2010.

FEDERAL HOME LOAN BANK OF BOSTON

	By:	/s/ Janelle K. Authur
Senior Vice President and Executive
Director of Human Resources
Acting Corporate Secretary